                             AMENDED AND RESTATED
                        INVESTMENT ADVISORY AGREEMENT
      AGREEMENT, made the 1st day of January, 2005, by and between ROCHESTER
PORTFOLIO SERIES, a Massachusetts business trust (hereinafter referred to as the "Trust"), and OPPENHEIMERFUNDS, INC. (hereinafter referred to as "OFI").

      WHEREAS,   the  Trust  is  an   open-end,   non-diversified   management
investment  company  registered  as such  with  the  Securities  and  Exchange
Commission (the  "Commission")  pursuant to the Investment Company Act of 1940
(the "Investment  Company Act"), and OFI is an investment  adviser  registered as such with the Commission under the Investment Advisers Act of 1940;

      WHEREAS, LIMITED TERM NEW YORK MUNICIPAL FUND (the "Fund") is the one
portfolio of the Trust;

      WHEREAS, the Fund has Shares of beneficial interest to be issued by the
Fund ("Shares") pursuant to the Fund's registration statement;

      WHEREAS, the Fund desires that OFI shall act as its investment adviser pursuant to this Agreement;

      NOW,  THEREFORE,  in  consideration of the mutual promises and covenants hereinafter set forth, it is agreed by and between the parties, as follows:

      1.    General Provisions:
            ------------------

            The Trust hereby  employs OFI and OFI hereby  undertakes to act as the  investment  adviser of the Fund in connection  with,  and for the benefit of, the Fund and to perform for the Fund such other  duties and  functions  in connection  with the Fund for the  period  and on such  terms as set  forth in this  Agreement.  OFI shall,  in all matters,  give to the Trust and its Board of Trustees (the "Trustees") the benefit of its best judgment,  effort, advice and  recommendations  and  shall,  at all times  conform  to, and use its best efforts to enable the Fund to conform to (i) the  provisions of the Investment
Fund Act and any rules or regulations  thereunder;  (ii) any other  applicable provisions of state or Federal law;  (iii) the  provisions of the  Declaration of Trust and By-Laws of the Trust as amended from time to time;  (iv) policies
and  determinations  of  the  Trustees;   (v)  the  fundamental  policies  and
investment   restrictions  of  the  Fund  as  reflected  in  the  registration statement of the Trust under the  Investment  Company Act or as such  policies may,  from time to time, be amended and (vi) the  Prospectus  and Statement of
Additional  Information  of  the  Fund  in  effect  from  time  to  time.  The appropriate  officers and employees of OFI shall be available upon  reasonable notice for  consultation  with any of the  Trustees  and officers of the Trust with  respect to any  matters  dealing  with the  business  and affairs of the
Trust  including the  valuation of portfolio  securities of the Fund which are either not registered for public sale or not traded on any securities market.

      2.    Investment Management:
            ---------------------

            (a)  OFI  shall,  subject  to the  direction  and  control  by the
Trustees,  (i) regularly provide investment advise and  recommendations to the
Fund with  respect to the  investments,  investment  policies and the purchase and sale of securities  and other  investments  for the Fund;  (ii)  supervise continuously  the  investment  program of the Fund and the  composition of its portfolio  and  determine  what  securities  shall be purchased or sold by the
Fund;  and(iii) arrange,  subject to the provisions of paragraph 7 hereof, for the purchase of securities and other  investments for the Fund and the sale of securities and other investments held in the portfolio of the Fund.

            (b)  Provided  that the  Trust  shall not be  required  to pay any compensation  for services under this Agreement  other than as provided by the terms of the  Agreement  and subject to the  provisions of paragraph 7 hereof,
OFI may obtain investment  information,  research or assistance from any other person,  firm or corporation to  supplement,  update or otherwise  improve its
investment   management   services   including   entering  into   sub-advisory
agreements  with  other  affiliated  or  unaffiliated   registered  investment
advisors to obtain specialized services.

            (c) Provided  that  nothing  herein shall be deemed to protect OFI from willful misfeasance,  bad faith or gross negligence in the performance of its duties,  or reckless  disregard of its  obligations  and duties under this
Agreement,  OFI shall not be liable for any loss  sustained  by reason of good faith  errors or  omissions  in  connection  with any  matters  to which  this
Agreement relates.

            (d)  Nothing in this  Agreement  shall  prevent  OFI or any entity controlling,  controlled  by or under  common  control with OFI or any officer thereof  from  acting as  investment  adviser  for any other  person,  firm or corporation  or in any way  limit  or  restrict  OFI or any of its  directors, officers,  stockholders  or  employees  from  buying,  selling or trading  any securities  or other  investments  for its or  their  own  account  or for the account  of  others  for whom it or they may be  acting,  provided  that  such activities  will not adversely  affect or otherwise  impair the performance by
OFI of its duties and obligations under this Agreement.

      3.    Other Duties of OFI:
            -------------------

            OFI  shall,  at  its  own  expense,   provide  and  supervise  the
activities of all  administrative  and clerical personnel as shall be required to provide  effective  corporate  administration  for the Fund,  including the compilation  and maintenance of such records with respect to its operations as may reasonably be required;  the  preparation  and filing of such reports with respect  thereto  as shall  be  required  by the  Commission;  composition  of periodic reports with respect to operations of the Fund for its  shareholders;
composition of proxy  materials for meetings of the Fund's  shareholders;  and the composition of such registration  statements as may be required by Federal and state  securities  laws for continuous  public sale of Shares of the Fund.
OFI shall,  at its own cost and expense,  also provide the Trust with adequate office  space,  facilities  and  equipment.  OFI shall,  at its own  expenses, provide such officers for the Trust as the Board of Trustees may request.

4.    Allocation of Expenses:
      ----------------------

            All other costs and expenses of the Fund not expressly  assumed by
OFI under this  Agreement,  or to be paid by the  Distributor of the Shares of the Fund,  shall be paid by the  Fund,  including,  but not  limited  to:  (i)
interest,  taxes and governmental  fees; (ii) brokerage  commissions and other expenses  incurred in acquiring or disposing of the portfolio  securities  and other  investments  of the Fund;  (iii)  insurance  premiums  for fidelity and other coverage requisite to its operations;  (iv) compensation and expenses of its  Trustees  other  than  those  affiliated  with  OFI;  (v) legal and audit expenses; (vi) custodian and transfer agent fees and expenses;  (vii) expenses incident to the  redemption  of its Shares;  (viii)  expenses  incident to the issuance  of its  Shares  against  payment  therefor  by or on  behalf  of the subscribers  thereto;  (ix)  fees  and  expenses,  other  than as  hereinabove provided,  incident to the  registration  under  Federal and state  securities laws of Shares of the Fund for public  sale;  (x)  expenses  of  printing  and mailing  reports,  notices and proxy  materials to  shareholders  of the Fund;
(xi) except as noted above, all other expenses  incidental to holding meetings of  the  Fund's  shareholders;  and  (xii)  such  extraordinary  non-recurring expenses as may arise, including litigation,  affecting the Fund and any legal obligation  which the Trust may have to  indemnify  its  officers and Trustees with  respect  thereto.  Any  officers  or  employees  of OFI (or  any  entity controlling,  controlled  by, or under common control with OFI) who also serve as  officers,  Trustees  or  employees  of the  Fund  shall  not  receive  any compensation from the Fund  thereof for their services.

      5.    Compensation of OFI:
            -------------------

            The  Trust  agrees  to pay OFI and OFI  agrees  to  accept as full compensation  for the  performance  of all functions and duties on its part to be performed  pursuant to the provisions  hereof,  a fee computed on the total net asset value of the Fund as of the close of each  business  day and payable monthly at the annual rate for each Series set forth on Schedule A hereto.

5.    Use of Name "Oppenheimer" or "Rochester":
      ----------------------------------------

            OFI  hereby  grants  to the  Trust a  royalty-free,  non-exclusive license to use the name  "Oppenheimer" or "Rochester" in the name of the Trust or Fund for the  duration of this  Agreement  and any  extensions  or renewals thereof.  To the  extent  necessary  to  protect  OFI's  rights  to  the  name
"Oppenheimer"  or "Rochester"  under  applicable law, such license shall allow
OFI to inspect  and,  subject to control by the  Trust's  Board,  control  the nature and  quality of  services  offered by the Fund under such name and may, upon  termination of this Agreement,  be terminated by OFI, in which event the
Trust shall promptly take whatever  action may be necessary to change its name and  discontinue any further use of the name  "Oppenheimer"  or "Rochester" in the name of the Trust or otherwise.  The name  "Oppenheimer"  and  "Rochester"
may be used or licensed by OFI in connection  with any of its  activities,  or licensed by OFI to any other party.

      7.    Portfolio Transactions and Brokerage:
            ------------------------------------

            (a) OFI (and any Sub  Advisor) is  authorized,  in  arranging  the purchase and sale of the portfolio  securities  and other  investments  of the
Fund to  employ  or deal  with  such  members  of  securities  or  commodities
exchanges,  brokers  or  dealers  (hereinafter  "broker-dealers"),   including
"affiliated"  broker-dealers  (as  that  term  is  defined  in the  Investment
Company Act), as may, in its best  judgment,  implement the policy of the Fund to obtain, at reasonable  expense,  the "best execution"  (prompt and reliable execution at the most favorable  security  price  obtainable) of the portfolio transactions of the Fund as well as to obtain,  consistent with the provisions of  subparagraph  (c) of this  paragraph  7, the  benefit  of such  investment
information  or  research  as  will  be  of  significant   assistance  to  the
performance by OFI (and any Sub Advisor) of its (their) investment  management functions.

            (b) OFI (and  any Sub  Advisor)  shall  select  broker-dealers  to effect the portfolio  transactions of the Fund on the basis of its estimate of their  ability to obtain best  execution of particular  and related  portfolio transactions.  The abilities of a  broker-dealer  to obtain best  execution of particular  portfolio  transaction(s)  will  be  judged  by OFI  (or  any  Sub
Advisor) on the basis of all relevant  factors and  considerations  including, insofar as feasible,  the execution  capabilities  required by the transaction
or  transactions;   the  ability  and  willingness  of  the  broker-dealer  to facilitate the portfolio  transactions  of the Fund by  participating  therein for its own  account;  the  importance  to the Fund of  speed,  efficiency  or confidentiality;  the broker-dealer's  apparent  familiarity with sources from or to whom particular  securities or other  investments  might be purchased or
sold;  as  well  as  any  other  matters   relevant  to  the  selection  of  a
broker-dealer for particular and related transactions of the Fund.

            (c) OFI  (and  any Sub  Advisor)  shall  have  discretion,  in the interests of the Fund, to allocate brokerage on the portfolio  transactions of the Fund to broker-dealers, other than an affiliated broker-dealer,  qualified to obtain best execution of such  transactions  who provide  brokerage  and/or research  services (as such  services  are defined in Section  28(e)(3) of the
Securities  Exchange Act of 1934) for the Fund and/or other accounts for which
OFI or its affiliates (or any Sub Advisor)  exercise  "investment  discretion"
(as that term is defined in Section  3(a)(35) of the  Securities  Exchange Act
of 1934) and to cause the Fund to pay such  broker-dealers  a  commission  for effecting  a  portfolio  transaction  for the Fund  that is in  excess  of the amount of  commission  another  broker-dealer  adequately  qualified to effect such  transaction  would have charged for effecting that  transaction,  if OFI
(or any Sub  Advisor)  determines,  in good  faith,  that such  commission  is reasonable in relation to the value of the brokerage and/or research  services provided  by such  broker-dealer  viewed  in terms of either  that  particular transaction or the overall  responsibilities  of OFI or its affiliates (or any
Sub  Advisor)  with respect to accounts as to which they  exercise  investment discretion.  In reaching  such  determination,  OFI (or any Sub Advisor)  will not be  required to place or attempt to place a specific  dollar  value on the brokerage  and/or  research  services  provided  or  being  provided  by  such broker-dealer.  In demonstrating  that such  determinations  were made in good faith,  OFI  (and  any  Sub  Advisor)  shall  be  prepared  to show  that  all commissions  were  allocated for purposes  contemplated  by this Agreement and that the  total  commissions  paid by the Fund  over a  representative  period selected by the Fund's  Trustees  were  reasonable in relation to the benefits to the Fund.

            (d)  OFI (or any Sub  Advisor)  shall  have no duty or  obligation to seek advance  competitive  bidding for the most favorable  commission  rate
applicable  to  any  particular  portfolio   transactions  or  to  select  any
broker-dealer  on the basis of its purported or "posted"  commission  rate but will,  to the best of its ability,  endeavor to be aware of the current  level of the  charges  of  eligible  broker-dealers  and  to  minimize  the  expense incurred by the Fund for effecting its  portfolio  transactions  to the extent consistent  with the interests and policies of the Fund as  established by the determinations  of the Board of  Trustees of the Trust and the  provisions  of this paragraph 7.

            (e) The Fund  recognizes  that an  affiliated  broker-dealer:  (i)
may act as one of the  Fund's  regular  brokers  for the Fund so long as it is lawful  for  it  so to  act;  (ii)  may  be a  major  recipient  of  brokerage commissions paid by the Fund; and (iii) may effect portfolio  transactions for the Fund only if the commissions,  fees or other  renumeration  received or to be received by it are determined in accordance  with  procedures  contemplated by any rule,  regulation or order adopted under the Investment  Company Act to be within the permissible level of such commissions.

8.    Duration:
      --------

            This  Agreement  will  take  effect  on the date  first  set forth above.  Unless  earlier  terminated  pursuant  to  paragraph  10 hereof,  this
Agreement  shall  remain  in  effect  from  year  to  year,  so  long  as such continuance  shall be  approved  at least  annually  by the  Trust's  Board of
Trustees,  including  the vote of the majority of the Trustees of the Fund who are not parties to this Agreement or  "interested  persons" (as defined in the
Investment  Fund Act) of any such  party,  cast in person at a meeting  called for the purpose of voting on such approval,  or by the holders of a "majority"
(as defined in the Investment Fund Act) of the outstanding  voting  securities of the Fund and by such a vote of the Fund's Board of Trustees.

      9.    Disclaimer of Shareholder or Trustee Liability:
            ----------------------------------------------

            OFI  understands and agrees that the obligations of the Fund under this  Agreement  are not binding upon any  shareholder  or Trustee of the Fund personally,  but bind only the Trust and the Trust's property;  OFI represents that it has notice of the provisions of the  Declaration of Trust of the Trust disclaiming  shareholder  or Trustee  liability for acts or obligations of the
Trust.

      10.   Termination.
            -----------

            This  Agreement may be  terminated  (i) by OFI at any time without penalty  upon sixty days'  written  notice to the Trust  (which  notice may be waived by the Trust);  or (ii) by the Trust at any time  without  penalty upon sixty  days'  written  notice  to OFI  (which  notice  may be  waived  by OFI)
provided that such  termination  by the Trust shall be directed or approved by the vote of a majority  of all of the  Trustees of the Trust then in office or by  the  vote  of the  holders  of a  "majority"  of  the  outstanding  voting securities of the Fund (as defined in the Investment Company  Act).

      11.   Assignment or Amendment:
            -----------------------

            This Agreement may not be amended,  or the rights of OFI hereunder sold,  transferred,  pledged or otherwise in any manner encumbered without the affirmative  vote or written  consent of the holders of the  "majority" of the
outstanding   voting   securities   of  the   Fund.   This   Agreement   shall
automatically  and immediately  terminate in the event of its "assignment," as defined in the Investment Company  Act.

      12.   Definitions:
            -----------

            The terms and  provisions  of the Agreement  shall be  interpreted and  defined  in a manner  consistent  with  the  provisions  and  definitions contained in the Investment Company Act.

            13.   Accounting, Administration and Recordkeeping Agreement:
                  ------------------------------------------------------

            Notwithstanding  any provision of this  Agreement to the contrary,
OFI is not  required  under this  Agreement to perform for the Fund any duties or functions set forth in the  Accounting,  Administration  and  Recordkeeping
Agreement between the Fund and OFI.

                                    ROCHESTER PORTFOLIO SERIES, on behalf of
                                    LIMITED TERM NEW YORK MUNICIPAL FUND

                                    By: /s/Robert G. Zack
                                        --------------------------------------
                                        Robert G. Zack, Secretary

                                    OPPENHEIMERFUNDS, INC.

                                    By: /s/John V. Murphy
                                        --------------------------------
                                        John V. Murphy, Chairman, President &
                                        Chief Executive Officer

                                  Schedule A
                                      To
                        Investment Advisory Agreement
                                   Between
                     Limited Term New York Municipal Fund
                                     and
                            OppenheimerFunds Inc.

-------------------------------------------------------

 Annual Fee as a Percentage of Daily Total Net Assets
=======================================================
-------------------------------------------------------

0.50% of the first $100 million of average daily net
assets
-------------------------------------------------------
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0.45% of the next $150 million of average daily net
assets
-------------------------------------------------------
-------------------------------------------------------

0.40% of the next $1.75 billion of average daily net
assets
-------------------------------------------------------
-------------------------------------------------------

0.39% of the next $3 billion of average daily net
assets
-------------------------------------------------------
-------------------------------------------------------

0.38% of average daily net assets over $5 billion
-------------------------------------------------------